Registration No. 333-200729

Registration No. 333-191005

Registration No. 333-183744

Registration No. 333-178381

Registration No. 333-169294

Registration No. 333-163710

Registration No. 333-136933

As filed with the Securities and Exchange Commission on September 24, 2019

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-200729

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-191005

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-183744

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-178381

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-169294

POST-EFFECTIVE AMENDMENT NO. 3 TO FORM S-8 REGISTRATION STATEMENT NO. 333-163710

POST-EFFECTIVE AMENDMENT NO. 2 TO FORM S-8 REGISTRATION STATEMENT NO. 333-136933

UNDER

THE SECURITIES ACT OF 1933

Finisar Corporation

(Exact name of registrant as specified in its charter)

Delaware	94-3038428
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

1389 Moffett Park Drive, Sunnyvale, California	94089
(Address of principal executive offices)	(Zip Code)

Amended and Restated Finisar Corporation 2005 Stock Incentive Plan

Finisar Corporation 401(k) Profit Sharing Plan

(Full title of the plan)

Jo Anne Schwendinger

Chief Legal and Compliance Officer and Secretary

II-VI Incorporated

375 Saxonburg Boulevard

Saxonburg, PA 16056

(Name and address of agent for service)

(724) 352-4455

(Telephone number, including area code, of agent for service)

With a copy to:

Jeffrey W. Acre

K&L Gates LLP

K&L Gates Center

210 Sixth Avenue

Pittsburgh, PA 15222

(412) 355-6500

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company (as defined in Rule 12b-2 of the Exchange Act):

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

EXPLANATORY NOTE

DEREGISTRATION OF SECURITIES

These Post-Effective Amendments relate to the following Registration Statements filed on Form S-8 (collectively, the “Registration Statements”):

•	Registration Statement No. 333-200729, filed by Finisar Corporation (the “Company”) on Form S-8 with the Securities and Exchange Commission (the “SEC”) on December 4, 2014;

•	Registration Statement No. 333-191005, filed by the Company with the SEC on September 5, 2013;

•	Registration Statement No. 333-183744, filed by the Company with the SEC on September 6, 2012;

•	Registration Statement No. 333-178381, filed by the Company with the SEC on December 8, 2011;

•	Registration Statement No. 333-169294, filed by the Company with the SEC on September 9, 2010;

•

Registration Statement No. 333-163710, filed by the Company with the SEC on December 14, 2009, as amended by Post-Effective Amendment No. 1 thereto, filed by the Company with the SEC on December 4, 2014, and Post-Effective Amendment No.  2 thereto, filed by the Company with the SEC on September 9, 2016 and

•

Registration Statement No. 333-136933, filed by the Company with the SEC on August 28, 2006, as amended by Post-Effective Amendment No. 1 thereto, filed by the Company with the SEC on September 9, 2016.

The Company is filing these Post-Effective Amendments to the Registration Statements to withdraw and remove from registration any unissued and unsold securities issuable pursuant to the above referenced Registration Statements.

On September 24, 2019, pursuant to the terms of the Agreement and Plan of Merger, dated as of November 8, 2018 (the “Merger Agreement”), by and among II-VI Incorporated (“II-VI”), Mutation Merger Sub, Inc. (“Merger Sub”) and the Company, the Company merged with and into the Merger Sub, with the Company continuing as the surviving corporation and as a wholly owned subsidiary of II-VI.

In connection with the completion of the Merger, the respective offerings pursuant to the Registration Statements have been terminated. The Company hereby removes from registration all shares of its common stock, $0.001 par value, registered under the Registration Statements but not sold under the Registration Statements.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused these Post-Effective Amendments to the Registration Statements to be signed on its behalf by the undersigned, thereunto duly authorized, in the Borough of Saxonburg, Commonwealth of Pennsylvania, on this 24th day of September, 2019.

FINISAR CORPORATION

By:	/s/ Mary Jane Raymond
Mary Jane Raymond
Vice President and Treasurer

Note: Pursuant to Rule 478 under the Securities Act, no other person is required to sign this Post-Effective Amendment to the Registration Statement.